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                                                                 Exhibit 10.64.1

                          PURCHASE AND SALE AGREEMENT

                                 by and between

                              EMERITUS CORPORATION

                                   ("Seller")

                                      and

             MELCHOR AND ISABEL BALAZS, as Trustees for THE MELCHOR
             AND ISABEL BALAZS FAMILY TRUST DATED OCTOBER 21, 1997
                                      and
                          MELCHOR BALAZS, individually
                                      and
                    JOSE AND AMALIA CHAVEZ, husband and wife
                                      and
              GLAURO TRONCOSO AND ANA INES LOPEZ, husband and wife

                          (collectively, "Purchaser")


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                          PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement ("Agreement") is made and entered into this 18th day of December, 2000 (the "Execution Date") by and between EMERITUS CORPORATION ("Seller") MELCHOR AND ISABEL BALAZS as Trustees for THE MELCHOR AND ISABEL BALAZS FAIMILY TRUST DATED OCTOBER 21, 1997, MELCHOR BALAZS, individually, JOSE AND AMILIA CHAVEZ, husband and wife, and GLAURO TRONCOSO AND ANA INES LOPEZ, husband and wife (collectively, "Purchaser"), on the other hand.

1.   Purchase and Sale
     -----------------

     On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

     (a) Facility. The real property situated in the State of Arizona, which is more particularly described in Exhibit "A" attached hereto and the improvements thereon (the "Real Property") that constitute a facility with 99 assisted living beds and units and known as Villa Ocotillo, 3327 N. Civic Center Plaza, Scottsdale, Arizona 85251 (the "Facility") together with all tenements, hereditaments, rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property and/or the Facility.

     (b) Personal Property. All equipment, furniture, fixtures, inventory, appliances, tools, instruments, and other tangible personal property owned by Seller as of the date of this Agreement or acquired by Seller prior to the Closing Date, and located on the Real Property and/or used in connection with the operation of the Facility (the "Personal Property"). The Personal Property shall be described in Exhibit "B" , which shall be prepared by Seller no later than ten days after the date hereof and submitted to Purchaser for Purchaser's approval. Upon Purchaser's approval, such exhibit shall be attached hereto and become a part of this Agreement.

     (c) Inventory. All inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) owned by Seller as of the date of this Agreement or hereafter acquired, and relating to the Facility, except inventory sold or consumed in the ordinary course of business from and after the date of this Agreement (collectively, the "Inventory").

     (d) Intangible Personal Property. All rights, if any, to the telephone numbers of the Facility and its sequential numbers, medical records, administrative records, manuals (excluding any proprietary materials included therein), and other books and records relating directly to the operation of the Facility and located therein, lien waivers, surety agreements, bonds, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates, approvals, and other intangible personal property of every kind and nature whatsoever owned by Seller as of the date of this Agreement or hereafter acquired, which can be legally transferred by Seller without

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the consent of any other party or governmental authority and which relate directly to the Facility, including, but not limited to the name "Villa Ocotillo" but specifically excluding cash (on hand or in banks) and accounts, notes, interest, and other receivables arising from the operation of the Facility prior to the Closing Date (as hereinafter defined) and the name Emeritus Corporation or Emeritus Assisted Living or any right to use the same in connection with the operation of the Facility (the "Intangible Personal Property").

     Hereinafter the Real Property, the Facility, the Personal Property, the Inventory and the Intangible Personal Property shall sometimes be collectively referred to as "Seller's Assets."

2.   Purchase Price
     --------------

     The purchase price ("Purchase Price") payable by Purchaser to Seller for Seller's Assets shall be Five Million and no/100 Dollars ($5,000,000) and shall be payable as follows:

     (a) Initial Deposit. Fifty Thousand and no/100 Dollars ($50,000) cash which Purchaser acknowledges it has delivered or shall deliver concurrently with the execution of this Agreement to Fidelity National Title Company, 2390 E. Camelback Road, Suite 340, Phoenix, Arizona 85016, Attn: Pam Sanders ("Escrow Agent"), and which has been or shall be deposited by Escrow Agent in an interest bearing account under Escrow Number 20001514 (the "Initial Deposit").

     (b) Cash at Closing. Cash at Closing in the amount of One Million One Hundred Fifty Thousand and no/100 Dollars ($1,150,000) (plus or minus any costs and prorations for which Seller and/or Purchaser are responsible under the terms hereof) by wire transfer of immediately available funds at Closing (the "Cash Payment").

     (c) Loan Assumption. The partial assumption by Purchaser at Closing of that Promissory Note dated December 31, 1996 executed by Seller in favor of Bank United (the "Bank United Note") and all documents executed in furtherance thereof or as security for the payment thereof (the "Bank United Loan Documents") as the same shall have been amended prior to Closing to reflect that the current loan which is secured by two properties, the Facility and Sellers' Scottsdale Royale Facility, will be separated into two separate loans, such that the only portion of the Bank United Note and Bank United Loan Documents assumed by Purchaser will be the portion that relates to the Seller's Assets (the "Revised Bank United Loan Documents"). Seller and Purchaser acknowledge and agree that as of the date hereof and at Closing the Bank United Note, as so amended, will have an outstanding principal balance of Three Million One Hundred Sixty Five Thousand and no/100 Dollars ($3,165,000). In the event that Seller is not released concurrently with the assumption of the Revised Bank United Loan Documents by Purchaser, then Purchaser shall also deliver to Seller at Closing an indemnity agreement with respect to any and all damages, liabilities, costs and expenses which Seller may incur as a result of a default by Purchaser after Closing in its obligations under the Revised Bank

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United Loan Documents (the "Indemnity Agreement").

     (d) Promissory Note. The execution and delivery at Closing of Purchaser's Promissory Note in the face amount of Six Hundred Thirty Five Thousand and no/100 Dollars ($635,000) (the "Carryback Note"). The Carryback Note shall bear interest at the rate of LIBOR plus 3.25%, shall provide for interest only payments and shall provide that the entire outstanding principal balance and any accrued and unpaid interest shall be due and payable in full twelve months after the Closing Date (the "Maturity Date") unless extended in accordance with the terms hereof and thereof and shall be signed personally by each of the persons comprising Purchaser. The Carryback Note shall further provide that Purchaser shall have the right to extend the Maturity Date for two six month periods in the event it concurrently exercises its right to extent the maturity of the Bank United Note. The form of the Carryback Note shall be agreed upon by the parties prior to Closing.

     Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller or any other party whatsoever in relation to Seller's Assets.

3.   Closing
     -------

     (a) The Closing Date. The Closing of the purchase and sale under this Agreement (the "Closing") shall take place on or before December 29, 2000 (provided all of the conditions to closing set forth herein have been satisfied or waived) (the "Closing Date"). In the event that as of the Closing Date all of the conditions to Closing other than the condition set forth in Section 13(a)(iv) (the "Licensure Condition") have been satisfied or waived, Purchaser shall have the right to extend the Closing Date to January 31, 2001(the "Outside Closing Date") in order to enable such condition to be satisfied; provided, however, that in the event that as of the Closing Date Seller has secured an opinion of Arizona counsel that Purchaser can lawfully purchase the Seller's Assets and lease them back to Seller and that Seller can concurrently engage Dover Management, Inc. ("Purchaser's Tenant") to manage the Facility on its behalf on a "triple net" basis pending satisfaction of the Licensure Condition, then Purchaser shall have no right to extend the Closing Date and instead (i) Purchaser shall be required to consummate the transaction provided for herein,
(ii) Seller and Purchaser shall be required to enter into a Lease on terms and conditions acceptable to Seller and Purchaser and (iii) Seller shall be required to enter into a Management Agreement with Purchaser's Tenant and Purchaser shall be required to cause Purchaser's Tenant to enter into a Management Agreement with Seller on terms and conditions acceptable to Seller and Purchaser's Tenant.

     (b)  The Closing Process.   Closing shall occur through escrow and
accordingly, at or prior to the Closing Date, Purchaser and Seller shall deposit in escrow with the Escrow Agent all documents and monies necessary to close this transaction as herein provided. At Closing, Seller shall deliver to Escrow Agent the Deed, the Bill of Sale and the Assignment of Contracts (as

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those terms are defined below) and, if applicable, the Lease and Management
Agreement, along with written escrow instructions addressed to Escrow Agent. Time is of the essence of this Agreement. Closing shall occur in accordance with the procedures and instructions given by Seller and Purchaser to the Escrow Agent prior to Closing.

4.   [RESERVED]

5.   Costs and Prorations
     --------------------

     (a) Costs and Expenses. Costs and expenses associated with the sale of Seller's Assets to Purchaser shall be allocated between the parties as follows:

          (i) Seller shall pay any state, county, or local transfer tax due and payable by virtue of the transfer to Purchaser of the Real Property and Facility;

          (ii) Purchaser shall pay the cost of the Title Commitment and the Owner's Title Policy (as those terms are defined below), including any endorsements reasonably requested by Purchaser, and of the Survey and Purchaser shall pay the cost of any title policy and title endorsements to the lender's title policy required by Purchaser's lender.

          (iii) Except as otherwise provided in Section 5(a)(vii), Purchaser shall pay the cost of any recording fees;

          (iv) Purchaser and Seller shall each pay their own attorney's fees;

          (v) Purchaser and Seller shall share any escrow fees on a 50-50 basis;

          (vi) Purchaser will bear all costs associated with its Due Diligence Review, other than the cost of the Phase I environmental report, structural inspection and termite and dry rot inspection (the "Inspections"), which shall be shared by Seller and Purchaser on a 50-50 basis; provided, however, that subject to the approval of Purchaser's lender, Purchaser shall only engage firms identified by Seller as being acceptable to it to perform the Inspections;

          (vii) In the event Seller elects to cure any objections Purchaser makes to the items described in the Title Commitment, then Seller shall pay the cost of obtaining and recording any releases necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement;

          (viii) Purchaser shall pay any sales or use tax due with respect to the sale of Seller's Assets to Purchaser; and

          (ix) Purchaser shall pay any and all costs and expenses, including loan

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assumption fees and lender legal fees, imposed by Bank United in connection with the assumption by Purchaser of the Bank United Loan Documents.

     (b)  Prorations and Adjustments.

          (i) All revenues (including but not limited to rent due from the residents of the Facility) and expenses related to the ownership or operation of the Seller's Assets shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.

          (ii) Real and Personal Property taxes shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.

          (iii) Seller shall arrange for a final statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor as of the Closing Date.

          (iv) In the event Purchaser receives a credit against its license application fees for any amounts paid by Seller for the period covered by Purchaser's license, Purchaser shall remit to Seller at Closing an amount equal to such credit.

6.   Possession
     ----------

     On the Closing Date, Seller shall deliver to Purchaser possession of the Facility, subject only to rights of patients of the Facility.

7.   Representations and Warranties of Seller
     ----------------------------------------

     Seller hereby warrants and represents to Purchaser that:

     (a) Authority. Seller has full power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors rights laws or general principals of equity. The execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Articles of Incorporation or Bylaws or of any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

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     (b)  Necessary Action.  Seller will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to the Closing Date necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, providing any notice of the sale of the Facility to the residents of the Facility or any governmental agency or authority, to the extent the same may be required by law.

     (c) Litigation. The transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such actions, suits or proceedings.

     (d)  Compliance with Law.  To the best of Seller's knowledge:

          (i) The Facility and its operation and use are now in compliance with all applicable municipal, county, state and federal laws, regulations, statutes, ordinances, standards and orders and all administrative rulings and with all municipal, health, building, land use and zoning laws and regulations where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility as a licensed nursing facility;

          (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Facility requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining to assisted living facilities;

          (iii) Seller is not aware of any claims, requirement or demand of any licensing or certifying agency supervising or having authority over the Facility or otherwise to rework or redesign it or to provide additional furniture, fixtures, equipment or inventory so as to conform to or comply with any exiting law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing;

          (iv) Seller has not received any notice from any governmental body claiming a violation of any building, zoning, environmental or other laws or ordinances; and

          (v) Seller holds a valid and currently effective Certificate of Occupancy with respect to the Facility.

     (e) Status of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly qualified to do business in and in good standing under the laws of the State of Arizona.

     (f) The Facility. The Facility is a duly licensed assisted living facility, with 150 licensed beds and with 99 operational licensed units and beds.

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     (g)  Employees of the Facility; Unions.  None of the employees of the
Facility are members of a labor union or subject to any collective bargaining agreement nor, to the best of Seller's knowledge, are any such employees engaged in any union organizing activities. Seller is not a party to any labor dispute or grievance.

     (h) Surveys and Reports. Complete copies of the most recent survey reports, any waivers of deficiencies, plans of correction, and any other investigative reports issued with respect to the Facility have been provided by Seller to the Purchaser prior to or will be provided to Purchaser within ten
(10) days following execution of this Agreement.

     (i) Hazardous Materials. During the time in which Seller has owned the Property, Seller has not used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Real Property (i) any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any local, state or federal environmental laws.

     (j) Condemnation. There is presently no pending or to the best of Seller's knowledge, contemplated or threatened, condemnation of the Facility or any part thereof.

     (k)  Operating Contracts.  Sellers shall provide to Purchaser within ten
(10) days after the Execution Date, true and correct copies of all to which Seller or the Facility is a party in connection with the operation of the Facility (the "Operating Contracts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts has been modified or amended except as set forth in Exhibit C. Seller has no notice or knowledge that it or the Facility, as applicable, is in default of any obligations under the Operating Contracts nor is Seller aware of any default or any action which, with the passage or time or the giving of notice or both would constitute a default, under the Operating Contracts by any other party thereto. At Closing Seller shall deliver, or cause to be delivered, to Purchaser duly executed assignments of any of the Operating Contracts which Purchaser elects to assume pursuant to Paragraph 11(a)(v).

8.   Representations and Warranties of Purchaser
     -------------------------------------------

     Purchaser hereby jointly and severally warrants and represents to Seller that:

     (a) Status of Purchaser. Each of the persons comprising Purchaser is a resident of the State of California. In addition, Melchor Balazs is a licensed real estate broker.

     (b) Authority. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms except as such enforceability may be limited by applicable creditors rights laws and general principles of equity. The execution of this Agreement and the consummation of the transaction

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contemplated herein does not result in a breach of the terms and conditions of nor constitute a default under or violation of any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets of Purchaser may be bound or affected.

     (c) Litigation. There is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, nor does Purchaser know or have reasonable grounds to know of any basis for any such action.

     (d) Necessary Action. Purchaser will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to Closing necessary for each of the persons comprising Purchaser to carry out the terms of this Agreement.

     (e) Financial and Diligence Documents. Purchaser acknowledges and agrees that Seller has provided to Purchaser copies of the income statement for the Facility for the years ended December 31, 1998 and 1999 and for the year to date for calendar year 2000 and a current rent roll and with copies of any maps depicting the area in which the Facility is located, photos of the Facility, site plans/floor plans of the Facility, brochures used in marketing the Facility which are in Seller's possession (the "Financial and Diligence Documents") and that Purchaser has found the same to be acceptable as of the date of the execution of this Agreement.

9.   Brokers
     -------

     Purchaser represents and warrants that National Investments which has acted as the Purchaser's broker on this transaction but that no fee or commission is due from either Seller or Purchaser to National Investments of Purchaser in connection with this transaction. Seller represents and warrants that 2BeMa has acted as the Seller's broker on this transaction and that any fee or commission due to 2BeMa shall be paid by Seller at Closing, Seller and Purchaser each represent, covenant, and warrant to the other that each has employed no other broker or finder in connection with the transaction contemplated herein. Seller agrees to indemnify and hold Purchaser harmless from and against all liability, claims, demands, damages or costs of any kind, including attorneys' fees, arising from or connected with any broker's commission or finder's fee or commission or charge claimed to be due any person arising from Seller's conduct with respect to this transaction. Purchaser agrees to indemnify and hold Seller harmless from and against all liability, claims, demands, damages or costs of any kind, including attorneys' fees, arising from or connected with any broker's commission or finder's fee or commission or charge claimed to be due any person arising from Purchaser's conduct with respect to this transaction.

10.  Seller's Covenants
     ------------------

     (a)  Pre-Closing.  Between the date hereof and the Closing Date, except as

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contemplated by this Agreement or with the consent of Purchaser, Seller does hereby covenant as follows:

          (i) Seller will operate the Facility in the ordinary course of business and Seller will not enter into any contract, commitment or agreement affecting the Seller's Assets except in the ordinary course of business and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

          (ii) Seller will provide Purchaser and Purchaser's lender with access to the Facility and to the books and records of the Facility for the purpose of the inspection thereof; provided, however, that such access and inspection shall be with at least 24 hours prior notice and during normal business hours at such time and in such manner as the parties shall reasonably agree upon;

          (iii) Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement;

          (iv) Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Real Property, the Facility and the Personal Property;

          (v) Seller will maintain the Real Property, the Facility and the Personal Property in substantially the same condition as they are in as of the date hereof, ordinary wear and tear excepted; and

          (vi) Seller will promptly notify Purchaser of any changes affecting the validity or accuracy of its representations and warranties of which it becomes aware prior to the Closing.

     (b)  Closing.  At the Closing, Seller agrees that it will:

          (i) Execute and delivery such endorsements, assignments and other instruments of transfer and conveyance as shall be reasonable or necessary to transfer and assign Seller's Assets to Purchaser as herein provided;

          (ii) Deliver to Purchaser a certificate dated as of the date of Closing certifying in such detail as Purchaser may reasonably specify that Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein are true at and as of the date of Closing as though such representations and warranties were then again made and that Seller shall have performed its obligations under this Agreement that are to be performed prior to or at Closing;

          (iii) Pay for any of the costs and expenses identified in Paragraph 5 for which it

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is responsible.

          (iv) Execute and deliver to the Escrow Agent a deed (with full statutory warranties) (the "Deed"), a bill of sale (the "Bill of Sale"), and an assignment and assumption agreement with respect to (the "Assignment of Contracts"). The form of the Deed, the Bill of Sale and the Assignment of Contracts shall be agreed upon by the parties prior to Closing.

     (c) Post-Closing. After the Closing, Seller agrees that it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser, may be necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets and the continued licensing of the Facility.

11.  Purchaser's Covenants
     ---------------------

     (a) Pre-Closing. Between the date hereof and the Closing, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

          (i) Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement; and

          (ii) Purchaser will make all reasonable efforts, with all due diligence, to obtain all consents, approvals and licenses necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and operate the Facility as of the Closing Date;

          (iii) Purchaser will proceed with all due diligence to conduct such investigations with respect to Seller's Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports, appraisals, investigations of Seller's and the Facility's books and records and operations, dry rot and termite inspections and structural inspections, provided no investigations will be physically intrusive on the Real Property or the Facility unless Seller consents thereto, which consent shall not be unreasonably withheld (the "Due Diligence Review"); provided, however, that Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Due Diligence Review and to the extent any such documents or information are obtained from Seller, Purchaser shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever. Furthermore, Purchaser shall indemnify, defend and hold Seller and the Seller's Assets harmless of and from any and all losses, liabilities, costs, expenses (including without limitation, reasonable attorney's fees and costs of court at trial and on appeal), damages, liens, claims (including, without limitation mechanics' or materialmans' liens or claims

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of liens), actions and causes of action arising from or relating to Purchaser's
(or Purchaser's Agents, employees, or representatives) entering on the Real Property and/or the Facility to test, study, investigate or inspect the same or any part thereof, whether pursuant to this paragraph or otherwise or from a breach by Purchaser of its confidentiality obligations hereunder. The foregoing indemnity shall expressly survive the Closing or the earlier termination of this Agreement;

          (iv) Within ten (10) days after the later of the date of their delivery to Purchaser, Purchaser will advise Seller in writing which, if any of the Operating Contracts Purchaser elects to assume as of the Closing Date.

     (b)  Closing.  At the Closing, Purchaser agrees that it will:

          (i) Pay the Cash Payment due at Closing;

          (ii) Deliver the executed Carryback Note;

          (iii) Deliver to Seller a Certificate dated as of the date of Closing certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph 13(b)(i);

          (iv) Pay for any of the costs and expenses specified in Paragraph 5 for which Purchaser is responsible;

          (v) If applicable, deliver the executed Indemnity Agreement; and

          (vi) Execute any and all documents necessary to evidence the assumption of the Revised Bank United Loan Documents.

     (c) Post-Closing. After the Closing, Purchaser agrees that it will, or its will use its reasonable efforts to cause Purchaser's Tenant to, take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transactions provided for in this Agreement.

12.  Mutual Covenants
     ----------------

     Following the execution of this Agreement, Purchaser and Seller agree:

     (a) If any event should occur, either within or without the knowledge or control of Purchaser or Seller which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible.

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     (b)  To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

     (c) To effect in a timely fashion all prorations contemplated in this Agreement.

13.  Conditions Precedent to Closing
     -------------------------------

     (a) Purchaser's Conditions. Purchaser's obligation to purchase Seller's Assets hereunder is subject to the following conditions, any one or all of which may be waived by Purchaser:

          (i) Title and Survey Review. Within fifteen (15) days after the execution of this Agreement, Purchaser shall obtain from the Escrow Agent a title commitment with respect to the Real Property (the "Title Commitment") and, if Purchaser elects to secure the same, an ALTA survey of the Real Property and the Facility (the "Survey") and Purchaser shall advise Seller in writing prior to the en end of such fifteen (15) day period of any objections which Purchaser may have to the exceptions reflected on the Title Commitment or the Survey (the "Title Review Period"). In no event shall Purchaser have any right to object to any exceptions related to taxes which are not yet due and payable or any covenants, conditions, restrictions, rights of way or easements which do not materially affect the value or intended use of the Seller's Assets. The failure of Purchaser to disapprove the Title Commitment or the Survey within the Title Review Period shall be deemed approval by Purchaser of such items. If Purchaser disapproves any such items or documents, Seller shall have five (5) business days from the date of such disapproval in which to advise Purchaser whether or not it is prepared to cure the same prior to Closing and in the event Seller fails or refuses to do so within said five (5) business day period, then Purchaser shall have the rights and remedies set forth in Paragraph 15.

          (ii) Title Insurance. The Title Company shall issue with respect to the Real Property and the Facility as of the Closing Date, an owner's policy of title insurance to Purchaser in the full amount of the purchase price (the "Owner's Title Policy") which shall reflect only those title exceptions approved by Purchaser in accordance with Paragraph 13(a)(ii).

          (iii) Due Diligence Review. Purchaser shall be satisfied with the results of the Due Diligence Review; provided, however, in the event Purchaser has not advised Seller on or before December 26, 2000 that it is not satisfied with the results thereto, then this condition shall be deemed satisfied as of such date.

          (iv) Regulatory Approval; Licensing. The approval of the transaction by the appropriate regulatory and licensing authorities and agencies of the State of Arizona including receipt by Purchaser or Purchaser's Tenant, as applicable, of all consents, approvals, licenses and certificates as may be necessary for Purchaser lawfully to own and operate the Facility.

          (v) Damage and Condemnation. Prior to the Closing Date, the risk of physical loss to the Seller's Assets shall be borne by Seller. Accordingly, it shall be a condition to Purchaser's obligation hereunder that prior to the Closing Date, no material portion of the Facility nor any material portion of the Real Property, Inventory or Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, in any such case to an extent which causes the Facility to lose use of any of its licensed beds or to become impracticable to operate as of the Closing Date or the postponement thereof, if applicable. If the Real or Personal Property or the Facility shall have been so damaged or destroyed and Purchaser waives this condition, Seller shall assign to Purchaser all its rights to any insurance proceeds in the connection therewith and the purchase price shall be reduced by any deductible which Purchaser shall be required to pay in connection with such damage or destruction. If the Real or Personal Property or the Facility shall be so taken or condemned prior to Closing, and if Purchaser waives this condition, Seller shall pay or assign to Purchaser all Seller's right to the proceeds of any condemnation award in connection thereof and the purchase price shall be reduced by Purchaser's reasonable estimate of the amount by which the cost to repair the portion of the Real or Personal Property or the Facility affected by such taking exceeds such condemnation award. Purchaser may, however, in lieu of closing, elect to exercise its rights under Paragraph 15(a)(iii) if any material portion of the Real Property, Facility or Personal Property is damaged, destroyed or taken prior to the Closing Date.

          (vi) No Defaults. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement affecting or relating to the Real Property, the Personal Property, the Inventory, the Intangible Personal Property or the Facility.

          (vii) Seller's Performance. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

          (viii) Seller's Representations and Warranties. Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true at and as of the date of Closing as though such representations and warranties were then again made.

          (ix) Lease. Purchaser shall have entered into a Lease with an operator of the Facility on terms and conditions acceptable to Purchaser and Bank United; provided, however, in the event Purchaser has not advised Seller on or before December 26, 2000 that this condition has not been satisfied, then this condition shall be deemed satisfied as of such date.

          (x) Loan Assumption. Purchaser and Bank United shall have executed any and all documents necessary for Purchaser to assume the Revised Bank United Loan Documents.

          (xi) Closing Documents. Seller and Purchaser shall have agreed on the form of the Deed, Bill of Sale, Assignment of Contracts and Carryback Note and any other closing documents referenced herein or contemplated by the terms hereof.

     (b) Seller's Conditions. Seller's obligation to sell Seller's Assets hereunder is subject to the fulfillment of each of the following conditions, any one or all of which may be waived by Seller in writing:

          (i) Purchaser's Representations and Warranties. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

          (ii) Purchaser's Performance. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

          (iii) Board Approval. Seller shall have secured the approval of its Board of Directors of the transaction provided for herein.

          (iv) Loan Assumption. The Bank United Loan Documents shall have been revised in the manner described in Paragraph 2(c) and Purchaser and Bank United shall have executed any and all documents necessary for Purchaser to assume the Revised Bank United Loan Documents.

          (v) Closing Documents. Seller and Purchaser shall have agreed on the form of the Deed, Bill of Sale, Assignment of Contracts and Carryback Note and any other closing documents referenced herein or contemplated by the terms hereof.

14.  Indemnification
     ---------------

     (a) By Seller. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

          (i) The ownership and/or operation of the Real Property, the Facility, the Inventory, the Intangible Personal Property or the Personal Property which exist as the Closing Date or which relate to the period prior to the Closing Date;

          (ii) Any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by Seller to Purchaser hereunder;

          (iii) Any litigation, investigations or other proceedings pending or threatened against or relating to the Facility or the business being conducted thereon or against or relating to Seller, its properties or business, including but not limited to any such litigation, investigations or other proceedings which may be disclosed to Purchaser in this Agreement, or any exhibit attached to this Agreement, or otherwise; and

          (iv) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing;

     For purposes of this Paragraph 14, an obligation shall be deemed to "exist" as of the Closing if it relates to events which occurred prior to the Closing even if it is not asserted until after the Closing.

     (b) By Purchaser. In addition to any indemnity obligations set forth in the Indemnity Agreement, if applicable, Purchaser shall indemnify, defend and hold Seller, Seller's partners, employees, and agents harmless from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

          (i) Except as otherwise provided in this Agreement, the ownership and operation of the Real Property, the Personal Property, the Inventory, the Intangible Personal Property and the Facility accruing on or after the Closing Date;

          (ii) Any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by Purchaser to Seller hereunder; and

          (iii) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

15.  Termination
     -----------

     (a) Grounds for Termination. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

          (i) By mutual written agreement of the parties;

          (ii) By Seller, if any of the conditions set forth in Paragraph 13(b) shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

          (iii) By Purchaser, if any of the conditions set forth in Paragraph 13(a) shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

          (iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder;

          (v) By either Seller or Purchaser if the Closing has not occurred by the Closing Date or, if applicable, the Outside Closing Date specified in Paragraph 3;

          (vi) By Purchaser upon Purchaser's receipt of written notification of any fact which would materially change any of the representations or warranties of Seller herein; or

          (vii) By Seller upon Seller's receipt of written notification of any fact which would materially change any of the representations or warranties of Purchaser herein.

     Neither Seller nor Purchaser may claim termination of this Agreement or pursue any other remedy referred to in this Agreement on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing shall be postponed to the first day of the next calendar month if necessary to afford such opportunity to cure. In any event, unless the parties hereto agree otherwise, postponement of closing to the first day of the next calendar month shall be granted only once.

     (b) Seller's Remedies Upon Termination. In the event of the termination of this Agreement by Seller under Paragraphs 15(a)(ii) or (iv) or under Paragraph 15(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Purchaser and Seller acknowledge and agree as follows:

     SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND TO RETAIN $500,000 FROM THE DEPOSIT AS LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGING AND AGREEING THAT THE AMOUNT OF DAMAGES WHICH SELLER MAY INCUR AS A RESULT OF SUCH TERMINATION MAY BE DIFFICULT TO ASCERTAIN AND THAT $500,000 IS A REASONABLE AND FAIR ESTIMATE THEREOF, AFTER WHICH THE PARTIES

     SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER OTHER THAN PURCHASER'S RIGHT TO SECURE THE RETURN OF THE REMAINDER OF THE DEPOSIT.


     -----------------------------               -----------------------------
     Seller's Initials                           Purchaser's Initials

     (c) Purchaser's Remedies Upon Termination. In the event of the termination of this Agreement by Purchaser under Paragraphs 15(a)(iii) or (iv) or under Paragraph 15(a)(v) in the event the Closing has failed to occur as of a material breach by Seller of its obligations hereunder, Purchaser shall have the right either to (i) waive the condition or covenant or breach at issue and proceed with the transaction on the terms contemplated herein or (ii) seek specific performance of Seller's obligations hereunder or (iii) to terminate this Agreement, secure the return of the Deposit and, in addition thereto, demand from Seller the sum of $500,000 as liquidated damages in accordance with the following provision:

     PURCHASER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND TO DEMAND THE PAYMENT OF $500,000 BY SELLER AS LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGING AND AGREEING THAT THE AMOUNT OF DAMAGES WHICH PURCHASER MAY INCUR AS A RESULT OF SUCH TERMINATION MAY BE DIFFICULT TO ASCERTAIN AND THAT $500,000 IS A REASONABLE AND FAIR ESTIMATE THEREOF, AFTER WHICH THE PARTIES SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER OTHER THAN PURCHASER'S RIGHT TO SECURE THE RETURN OF THE DEPOSIT.


     -----------------------------               -----------------------------
     Seller's Initials                           Purchaser's Initials

     (d) Expenses. In the event the transaction contemplated hereby is not closed for any reason other than a breach by Purchaser, Seller shall pay all escrow cancellation fees and title charges. Nothing contained in this Paragraph 15(d) shall limit or otherwise restrict Seller's liability and responsibility to pay all costs and expenses incurred by Purchaser in connection with this Agreement in the event of a breach by Seller of its obligations under this Agreement.

     (e) No Waiver. Nothing contained in this Paragraph 15 shall constitute a waiver of or a restriction on any of Purchaser's rights or remedies in the event of a breach by Seller of its obligations under this Agreement.

16.  Notices
     -------

     Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following address:

          To Seller:        Emeritus Corporation
                            3131 Elliott Avenue
                            Suite 500
                            Seattle, WA   98121
                            Attn: President
                            Fax Number: 206-298-2909

          with a copy to:   The Nathanson Group PLLC
                            1411 Fourth Avenue Suite 905
                            Seattle, WA 98101
                            Attn: Randi S. Nathanson
                            Fax Number: 206-623-1738

          To Purchaser:     c/o Melchor Balazs
                            P.O. Box 7303
                            Berkley, CA 94707
                            Fax Number: 510-525-3191

          with a copy to:   Larry Parker
                            1848 Willow Path Road
                            Suite 204
                            Concord, CA 94520
                            Fax Number: 510-676-6038

     Notice shall be deemed upon actual receipt or refusal of receipt thereof regardless of the method of delivery used.

17.  Sole Agreement
     --------------

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

18.  Successors
     ----------

     The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs, successors and assigns of the parties hereto. Purchaser shall have the right to assign this Agreement without the prior written consent of Seller to an entity controlled by Purchaser. Any other assignment shall require the consent of Seller. No such assignment, whether with or without the consent of Seller, shall relieve Purchaser of its obligations hereunder.

19.  Captions
     --------

     The captions of this agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

20.  Survival
     --------

     All covenants, indemnities, warranties and representations of Purchaser and Seller herein shall survive the Closing and shall continue in effect for a period of one (1) year after the Closing Date, after which they shall terminate and be of no further force or effect.

21.  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

22.  Severability
     ------------

     Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

23.  Counterparts
     ------------

     This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

24.  Confidentiality
     ---------------

     In the event the transaction contemplated by this Agreement fails to close for any reason, Purchaser and Seller agree to keep confidential any proprietary information disclosed to them by the other party during the course of this transaction.

25.  Employee Benefits
     -----------------

     At Closing, Seller shall terminate all of the employees of each of the Facility and shall pay to them any wages and benefits which are due as of the Closing Date under applicable State law. Purchaser agrees to cause Purchaser's Tenant to extend an offer of employment to each of the employees of the Facility on reasonable comparable terms and conditions to the current terms of their employment as disclosed to Purchaser by Seller.

26.  Resident Security Deposits
     --------------------------

     (a) At Closing, Seller shall provide Purchaser or Purchaser's Tenant with an accounting of all resident security deposits being held by Seller as of the Closing Date (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.

     (b) On the Closing Date, Seller shall transfer the Resident Deposits to the bank accounts designated by the Purchaser or Purchaser's Tenant and Purchaser shall in writing acknowledge or shall cause Purchaser's Tenant in writing to acknowledge to Seller receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations, and that Purchaser or Purchaser's Tenant will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto.

     (c) Notwithstanding the foregoing, Seller will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank accounts as provided in Paragraph 20 did not represent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.

27.  Accounts Receivable
     -------------------

     (a) Within ten days prior to the Closing Date, Seller shall provide Purchaser or Purchaser's Tenant with a detailed listing of Seller's accounts receivable which are anticipated to be outstanding on the Closing Date.

     (b) From and after the Closing Date, Purchaser or Purchaser's Tenant shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Seller shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.

     (c) Any payments received by Purchaser after the Closing Date from residents with balances due for the period prior to and after the Closing Date, shall be applied by Purchaser or Purchaser's Tenant first to reduce any post-Closing Date balances, with the excess, if any, remitted to Seller to reduce any pre-Closing Date balances due.

     (d) Seller shall have the right during normal business hours and on reasonable notice to Purchaser and Purchaser's Tenant to inspect Purchaser's or Purchaser's Tenant's books and records with respect to the accounts receivable received by it after the Closing Date from residents with balances due as of the Closing Date.

28.  Internal Revenue Service Reporting
     ----------------------------------

     Prior to the Closing, Seller shall furnish Purchaser and to the Escrow Agent Sellers affidavit, under penalty of perjury, which shall include Seller's United States taxpayer identification number, stating that Seller is not a foreign person under Section 1445 of the Internal Revenue Code and the Regulations thereunder.

29.  Construction
     ------------

     Each party acknowledges and agrees that it has participated in the drafting and the negotiation of this Agreement and has been represented by counsel during the course thereof. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

30.  Attorneys' Fees
     ---------------

     In the event of litigation or other proceedings involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such reasonable attorneys' fees and costs as may be actually incurred, including its costs and fees on appeal.

31.  Waiver of Jury Trial
     --------------------

     EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

32.  Calculation of Time Periods
     ---------------------------

     Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the next day which is not a Saturday, Sunday or a legal holiday.

33.  Expenses
     --------

     Except as otherwise specifically provided herein, each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

34.  Third Party Beneficiary
     -----------------------

     Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first written above.



          SELLER:                        EMERITUS CORPORATION

                                         By:  _______________________________

                                         Its: _______________________________


                                         /s/ Melchor Balazs
          PURCHASER:                     _______________________
                                         MELCHOR BALAZS


                                         /s/ Jose Chavez
                                         _______________________
                                         JOSE CHAVEZ


                                         /s/ Miguel Podolsky
                                         _______________________
                                         MIGUEL PODOLSKY

                                   EXHIBIT A
                               LEGAL DESCRIPTION

                                   EXHIBIT B
                            PERSONAL PROPERTY LIST

                                       25